Total Luxury Group, Inc. Acquires Cono Italiano, LLC and Master License Rights for Konopizza North America -- the Next Fast Food Craze

NEW YORK, NY -- 03/08/2007 -- Total Luxury Group, Inc. (OTCBB: TLEI) announced today that it has acquired Cono Italiano, LLC and the Konopizza Master license rights for North America.

Konopizza is a very innovative format, invented in Italy in 2004. It is a slice of pizza that is cone-shaped much like an ice cream cone. Konopizza offers the convenience of eating on the move while still giving the taste one would expect from a pizza. The drip free cone is an ideal meal for any occasion whether for those on the go such as a sporting event, outdoor event, in the car, or at a fast food restaurant.

Konopizza holds several International and U.S. patents pending on both the design and the cone process. Made from sour dough rather than traditional pizza dough, Konopizza contains just (8%) eight percent fat, is easy to eat, drip free, filling but light.

The United States Restaurant Industry Overview this year forecasts sales of $537 billion of which the fast-food market generated total revenues of $51.3 billion dollars in 2006 . Konopizza is therefore poised to exploit the whole potential of the fast food market. Konopizza the real symbol of Made in Italy, well-known and appreciated all over the world.

For more information www.konopizza.com

The Company previously announced a plan to restructure the company, which will include the spin-off of its apparel operations including its subsidiary International Apparel Group, Inc., and the registration of its shares for trading as a separate public company. Under the plan, shareholders of record on the record date of the spin-off will, in addition to their current holdings, become shareholders of the new public company.

Company President Robert D. Bonnell previously stated, "Since we are now pursuing two different business models in two different industries, we think this plan is the most viable way to maximize shareholder value."

Although the Company has not yet set a record date for the spin-off, it has announced that it will immediately begin to investigate the legal and other requirements for the restructuring, including compliance with the relevant state, federal and SEC rules and regulations. The Company is advised that the restructuring and registration process could take as long as 6 - 12 months or more before completion, based on the legal requirements for shareholder, state and federal approval, SEC approval and SEC effectiveness. The record date will be set and announced in accordance with the corporate laws of Indiana and the Company's by-laws.

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "expects," "will" and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, and other factors affecting the Company and its operations; and other risk factors. TLEI cautions that the foregoing factors are not exclusive. TLEI assumes no obligation to update the information contained in this press release. This intended transaction is based on compliance and effectiveness under all relevant rules, regulation and law, and may not take place if such compliance and effectiveness cannot be obtained.

CONTACT:
Total Luxury Group, Inc.
New York, NY
Marissa Pontecorvo
(212) 682-7888